[Jersey Central Power & Light Company]





                                                        November 3, 1999




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-1004

         Re:      Jersey Central  Power & Light Company
                  Registration Statement on Form S-3
                  SEC Registration No. 333-88783
                  ---------------------------------------

Ladies and Gentlemen:

         Pursuant to Rule 461 under the Securities Act of 1933, as amended, Jersey Central Power & Light Company (the "Issuer") requests acceleration of the effective date of the above-referenced Registration Statement, as amended, so that such Registration Statement will become effective at 4:00 p.m. New York time on November 5, 1999 or as promptly thereafter as is practicable. No preliminary prospectus has been prepared, and consequently, no preliminary prospectus has been distributed. This request is being made solely by the Issuer inasmuch as the Issuer has not at this time entered into an agreement with an agent or managing underwriter for the sale of any of the $200 million principal amount of securities which are the subject of the Registration Statement.

     Please address any comments regarding the registration statement to Douglas
E. Davidson, Esq. at Berlack, Israels & Liberman LLP, 120 West 45th Street, New York, New York 10036 at (212) 704-0100 or Marc B. Lasky, Esq. at Berlack, Israels & Liberman LLP, 65 Madison Avenue, Morristown, New Jersey 07960 at (973) 644-3400.


                                        Very truly yours,

                                        JERSEY CENTRAL  POWER & LIGHT COMPANY




                                        /s/ T. G. Howson
                                        --------------------------------
                                        T. G. Howson
                                        Vice President and Treasurer